AGREEMENT AND PLAN OF DISSOLUTION OF NBB OIL & GAS PARTNERS (U.S.A.)


                                    AMONG


                                COMDISCO, INC.

                                     AND

                          COMDISCO EXPLORATION, INC.

                                     AND

                           COMDISCO RESOURCES, INC.

                                     AND

                         NBB ENERGY PARTNERS I, L.P.









                        DATED AS OF SEPTEMBER 21, 1994

    AGREEMENT AND PLAN OF DISSOLUTION OF NBB OIL & GAS PARTNERS (U.S.A.)

        THIS AGREEMENT AND PLAN OF DISSOLUTION (this "Agreement") OF NBB OIL & GAS PARTNERS (U.S.A.), a Colorado general partnership (the "Venture"), is entered into as of September 21, 1994, by and among Comdisco, Inc., a Delaware corporation, Comdisco Exploration, Inc., a Delaware corporation, Comdisco Resources, Inc., a Delaware corporation, and NBB Energy Partners I, L.P., a Colorado limited partnership.
                                   RECITALS
A. The Venture was formed to engage in the oil and gas business in the United States and Canada. The Venture contracted with Duncan Energy Company to manage the acquisition, exploration, development and operation of oil and gas properties for the Venture.
B. Unless otherwise indicated or defined herein, the terms set forth below shall have the indicated meanings when used herein:
     "Adjustment" shall mean the payment to be made by Comdisco to Participant as provided in Section 3.3 hereof.
     "CEI" shall mean Comdisco Exploration, Inc., a Delaware corporation.
     "CI" shall mean Comdisco, Inc., a Delaware corporation.
     "COG" shall mean Consolidated Oil & Gas, Inc., a Delaware corporation. "COG Assets" shall mean the rights of the Venture under the Option
       Agreement and the assets set forth in Schedule I hereto and more particularly described in the form of Exchange Agreement attached to the Letter Agreement dated August 30, 1994 between COG and the Venture.
     "-COG Exchange Agreement" shall mean the Exchange Agreement to be executed by Comdisco and COG in substantially the form attached to the Letter Agreement dated August 30, 1994, between COG and the Venture.
     "COG Letter of Intent" shall mean the Letter of Intent between the Venture and COG dated June 2, 1994.
     "Comdisco" shall mean CI, CEI and CRI, collectively.
     "Comdisco Subordination Obligation" shall mean the Comdisco Subordination
       Payment as such term is defined in, and to be made pursuant to, the Distribution Agreement.
     "CRI" shall mean Comdisco Resources, Inc., a Delaware corporation. "Distribution Agreement" shall mean the Agreement Regarding
       Distributions from NBB Oil & Gas Partners (U.S.A.) dated to be effective as of March 31, 1993, by and among CI, CEI, CRI and Participant.
     "Governmental Approvals" shall mean all consents, approvals, orders, permits or authorizations of, and registrations, declarations and filings with, and expirations of waiting periods imposed by, any governmental entity (including but not limited to, any court, legislative body, administrative agency, commission or other governmental authority or instrumentality of the United States, any State of the United States or any other country), and shall include, without limitation, approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15 U.S.C. 18a, and under the Exon-Florio Amendment to the Defense Production Act, 50 App.
       U.S.C. 2170. "Gulf Coast Properties" shall mean the assets set forth in Schedule II hereto.
     "Lodgepole Leasehold" shall mean the Dickinson area Lodgepole leasehold described in Schedule III hereto.
     "Management Agreement" shall mean the Management Agreement dated to be effective as of February 1, 1990 by and between the Management
       Company and the Venture, including any powers of attorney executed by the Venture in favor of the Management Company in furtherance of the Management Agreement.
     "Management Company" shall mean Duncan Energy Company, a Colorado general partnership.
     "Management Fee" means the fee payable by the venture to the Management
       Company pursuant to paragraph 2.2(a) of the Management Agreement.
     "MOA" or "Memorandum of Agreement" shall mean the Memorandum of Agreement among the Venturers and the Management Company dated August 30, 1994. "Nominee" shall mean Energy Partners Nominee Company, a Colorado corporation, and the holder of record title to some of the Venture Assets (other than monetary assets).
     "Nominee Agreement" shall mean the Nominee Agreement dated to be effective as of February 1, 1990, by and between the Nominee and the Venture.
     "Option Agreement" shall mean the Letter of Intent executed on August 8,
       1994, by and among COG, the Venture and the Venturers.
     "Other Rocky Mountain Properties" shall mean the assets described in
       Schedule IV hereto, excluding any properties included in the COG
       Assets.
     "Participant" shall mean NBB Energy Partners I, L.P., a Colorado limited partnership.
     "Sharing Ratios" means the Sharing Ratios of the Venturers as set forth in the Venture Agreement.
     "Tax Indemnification Agreement" shall mean the Tax Indemnification
       Agreement dated to be effective as of February 1, 1990, between CI and the Participant.
     "Termination Date" shall be the date on which the Venture shall terminate, in accordance with the provisions of Section 4.1 hereof. "Valuation Schedule" shall mean Schedule V hereto.
     "Venture Agreement" shall mean the NBB Oil & Gas Partners (U.S.A.)
       Partnership Agreement effective as of February 1, 1990, as amended by (i) the First Amendment to NBB Oil & Gas Partners (U.S.A.) Partnership Agreement dated to be effective as of February 1, 1990;
       (ii) the Amendment to NBB Oil & Gas Partners (U.S.A.) Partnership Agreement dated to be effective as of February 1, 1990;
       (iii) the Amended and Restated Modification Agreement dated to be effective as of June 21, 1990; (iv) the Third Amendment to NBB Oil
       & Gas Partners (U.S.A.) Partnership Agreement dated to be effective as of October 1, 1991 (the "Third Amendment"); (v) the Fourth
       Amendment to NBB Oil & Gas Partners (U.S.A.) Partnership Agreement dated to be effective as of September 30, 1992; and (vi) the Distribution Agreement.
     "Venture Assets" shall mean, collectively, the COG Assets, the Other
       Rocky Mountain Properties, the Gulf Coast Properties, and the
       Lodgepole Leasehold, and all other property and interests of the Venture.
     "Venture CDO Obligation" shall mean the preferential distribution to be made by the Venture to Comdisco pursuant to the Third Amendment to the NBB Oil & Gas Partners (U.S.A.) Partnership Agreement dated effective as of October 1, 1991.
     "Venture Transaction Documents" shall mean the Venture Agreement, Nominee
       Agreement, Management Agreement and Tax Indemnification Agreement, collectively.
     "Venturers" shall mean Comdisco and the Participant.
C. The Venture entered into the COG Letter of Intent with COG but the limited partners of Participant declined to approve the transaction provided for therein.
D.   The Venture and COG entered into the Option Agreement on
     August 8, 1994, providing various alternatives for the Venture or Comdisco to sell the COG Assets to COG.
E. Comdisco and the Participant executed the Memorandum of Agreement which sets forth their agreements in principle regarding various options for sale of the COG Assets to COG.
F.   By Letter Agreement dated August 30, 1994, the Venture and
     COG agreed upon the form of the COG Exchange Agreement to be executed pursuant to the Option Agreement.
G.   The Participant elected, by written notice to Comdisco dated
     August 31, 1994, to pursue "Option B:  the Comdisco
     Redemption" (as defined in the Memorandum of Agreement).
     To implement such election, the Venturers have agreed to dissolve, liquidate and terminate the Venture.
H.   By a "Transaction Notice" dated September 6, 1994, the
     Venture elected the "Swap" option under the Option
     Agreement.

                                  ARTICLE I


        1.1 Dissolution of Venture. The Venturers hereby agree to dissolve and liquidate the Venture and wind up its affairs in accordance with the terms of this Agreement. In the event that any provision of this Agreement conflicts or is otherwise inconsistent with the provisions of any of the Venture Transaction Documents, the provisions hereof shall control and shall be deemed to amend and supersede the Venture Transaction Documents as necessary to be consistent with the provisions hereof.
        1.2 Management Company as Liquidator. The Management Company shall act as liquidator of the Venture. The Management Company and Bruce Johnston as its authorized signatory shall have authority as such to execute and deliver all deeds, assignments, bills of sale and other instruments and documents deemed by it to be necessary or desirable to transfer and convey Venture Assets to the Venturers in accordance with the terms of this Agreement and the Venturers hereby confirm that powers of attorney heretofore executed by the Venture in favor of the Management Company, and the Venturers and the Management Company hereby confirm that signing authority delegated by the Management Company to Bruce Johnston are intended and construed by them to include authority of the Management Company and Bruce Johnston to execute and deliver all such deeds, assignments, bills of sale and other instruments and documents for and on behalf and in the name of the Venture.
       1.3 Capital Account Adjustments and Allocations of Income and Loss. The Management Company shall adjust the capital accounts of the Venturers in accordance with Section 8.2 of the Venture Agreement and this Section 1.3. Capital accounts will be revalued as of June 1, 1994, in accordance with Treas. Reg. 1.704-1(b)(2)(iv)(f) (based on the values set forth in Schedule V) and any simulated gain or loss resulting from the deemed sale will be allocated in such manner as will cause the capital accounts of the Venturers as of June 1, 1994 to be in accordance with their Sharing Ratios. Income and loss for the period beginning on June 1, 1994, and ending on the Termination Date will be allocated for tax purposes in the same manner that such income and loss is required to be allocated for accounting purposes under Section 5.1 of this Agreement. Subject only to the second sentence of this Section 1.3 and to Section 704(c) of the Internal Revenue Code of 1986, income and loss for the period commencing October 1, 1993 and ending May 31, 1994 shall be allocated to the Venturers in accordance with their Sharing Ratios.
     1.4 Dissolution Budget The Management Company shall prepare and submit to the Venturers for their approval as soon as possible following execution of this Agreement a budget (the "Dissolution Budget") for its expenditures as liquidator to be charged to the Venture for the period from October 1, 1994 to the Termination Date. All expenditures in the Dissolution Budget approved by the Venturers shall be deemed to be authorized by them. Expenditures by the Management Company in connection with the dissolution of the Venture not included in, or more than 10% in excess of, amounts included in, the Dissolution Budget, shall require the approval of the Venturers.

                                  ARTICLE II
                       INITIAL DISTRIBUTIONS OF ASSETS
     2.1 Distribution of the COG Assets to Comdisco The Management Company shall cause executed Assignments of the COG Assets to be delivered to Comdisco as soon as the Management Company executes this Agreement but shall continue to manage operations of the COG Assets until such operations are taken over by COG at 7:00 a.m. on October 1, 1994. The date of completing such distribution for accounting purposes, to the extent not determined by the special allocations required by Section 5.1 hereof, shall be deemed to be September 30, 1994 in order to avoid an interim closing of the books of the Venture on September 21, 1994. On September 27, 1994 the Management Company shall account for all revenues received and expenses paid with respect to the COG Assets since June 1, 1994 and deliver the net revenues for such period to Comdisco. The Management Company shall deliver accountings and payments to Comdisco with respect to revenues received and expenses paid on the COG Assets after the initial accounting sufficient to permit Comdisco to comply with
Section 7.3 of the COG Exchange Agreement.
          Distributions of Other Operating Assets to Comdisco and Participant. Subject to Section 8.1 hereof, as soon as practicable following the distribution of the COG Assets to Comdisco, and with approval of the distributee Venturer in order to insure a reasonable time for the negotiation of new management agreements, the Management Company shall cause the distribution of other Venture Assets to Comdisco and Participant as follows:
           All of the Venture's rights in the Other Rocky Mountain Properties, together with a preliminary accounting for and net revenues from the Other Rocky Mountain Properties since June 1, 1994, and cash in the amount of $1,000,000 shall be distributed to Comdisco.
             All of the Venture's rights in the Gulf Coast Properties together with a preliminary accounting for and net revenues of the Gulf Coast Properties since June 1, 1994, and cash in the amount of $25,000,000 shall be distributed to Participant.
          Equal undivided ownership interests in the Lodgepole Leasehold shall be distributed to Comdisco and Participant subject to operating agreements presently in effect and by their acceptance of such distribution, the Venturers each agree to execute a new Management Agreement with the Management Company covering the Lodgepole Leasehold.
            CONDITION OF PROPERTIES. THE VENTURE MAKES NO WARRANTY, EXPRESS OR IMPLIED, REGARDING THE TITLES TO, CONDITION, QUALITY OR QUANTITY OF, OR LIABILITIES THAT MAY BE ASSOCIATED WITH ANY OF THE OIL AND GAS PROPERTIES TO BE DISTRIBUTED HEREUNDER AND THE VENTURERS AGREE TO ACCEPT DISTRIBUTION OF SUCH PROPERTIES ON AN "AS IS" BASIS.
        2.4 Comdisco Entities. Unless otherwise directed by Comdisco, all distributions of oil and gas property to Comdisco shall be in undivided interests to CI, CEI and CRI in proportion to their Sharing Ratios.
     2.5 Contractual Rights and Obligations. To the extent assignable, the Venture will transfer by general quitclaim assignment to the distributee Venturers its interest in, and such distributee Venturers will assume and agree to pay and perform the Venture's obligations under, all agreements and warranties (as to title and other matters) relating to the distributed properties.
     2.6 Termination of Tax Indemnification Agreement. Effective as of the date on which the distribution of the COG Assets under Section 2.1 and the distribution of other operating assets under Section 2.2 are completed, the Tax Indemnification Agreement shall be and hereby is terminated and the parties hereto shall have no further rights or obligations under said Tax Indemnification Agreement.

                                 ARTICLE III

                             PAYMENTS BY COMDISCO

       3.1 Option Payment. On or before September 28, 1994, Comdisco shall pay to the Venture the $500,000 option payment paid by the Venture to COG pursuant to the Option Agreement.

       3.2 Management Fee. On or before September 28, 1994, Comdisco shall pay to the Management Company a Management Fee of $1,941,050 with respect to the COG Assets.

       3.3 Adjustment. On or before September 28, 1994, Comdisco shall pay to Participant by wire transfer to an account designated by Participant the sum of $116,500 in full and final liquidation and settlement of the net present value of Comdisco's obligations to Participant under the Comdisco Subordination Obligation in excess of the value to Comdisco of the Venture's obligation to it under the Venture CDO Obligation, whereupon the Venture and Comdisco shall be fully and forever released and discharged from any further obligations under the Venture CDO Obligation, and the Comdisco Subordination Obligation, respectively.

                                  ARTICLE IV

             EFFECT OF DISTRIBUTIONS ON THE MANAGEMENT AGREEMENT

       4.1 Limitation of Management Company Authority As of the date of this Agreement, subject to Sections 4.2 and 4.3 hereof, the authority and duties of the Management Company to act for the Venture shall be limited to taking such action as is reasonably required to carry out the terms of this Agreement to effect an orderly distribution of the Venture Assets and to wind up the affairs of the Venture. The Management Company shall fix a date (the "Termination Date"), which shall not be later than March 31, 1995 without the consent of the Venturers, for completing the distribution of all of the Venture Assets and winding up the affairs of the Venture.

       4.2 Authorization by Venturers. The Management Company shall comply with the instructions of Comdisco with respect to ongoing operations of the COG Assets until operations of the COG Assets are taken over by COG at 7:00 a.m. local time on October 1, 1994, and with respect to the Other Rocky Mountain Properties until distribution of such assets, and shall comply with the instructions of the Participant with respect to the Gulf Coast Properties prior to their distribution and shall report to each of Comdisco and the Participant as to such ongoing operations. Joint instructions of the Venturers shall be followed in the operation of the Lodgepole Leasehold and monetary assets prior to their distribution. In the absence of joint instructions the Management Company shall manage the Lodgepole Leasehold and monetary assets in accordance with the reasonable judgment of its President as to the best interests of both of the Venturers.

       4.3     Distributed Assets.

          (a) Subject to Section 2.1 hereof, the Management Agreement shall terminate with respect to the COG Assets upon payment by Comdisco of the Management Fee in accordance with Section 3.2 hereof, and the Management Company shall thereafter have no rights under the Management Agreement with respect to the COG Assets.

          (b) The Other Rocky Mountain Properties shall be distributed to Comdisco subject to the rights of the Management Company under the Management Agreement and Comdisco shall either pay the Management Fee obligations of the Venture under Section 2.2(a)(ii) of the Management Agreement with respect to the Other Rocky Mountain Properties or enter into a new agreement with the Management Company with respect to the Other Rocky Mountain Properties. Any such new agreement shall be on substantially the same financial terms as the Management Agreement, but shall provide for control by Comdisco of decisions regarding, and actions taken with respect to, the management of the Other Rocky Mountain Properties.

          (c)The Gulf Coast Properties shall be distributed to the Participant subject to the rights of the Management Company under the Management Agreement and Participant shall either pay the Management Fee obligations of the Venture under Section 2.2(a)(ii) of the Management Agreement with respect to the Gulf Coast Properties or enter into a new agreement with the Management Company with respect to the Gulf Coast Properties on substantially the same financial terms as the Management Agreement, but shall provide for control by Participant of decisions regarding, and actions taken with respect to, the management of the Gulf Coast Properties.

          (d) Each Venturer shall receive any monetary assets distributed by the Venture to such Venturer subject to an obligation of such Venturer to either pay the Management Company 5% of the amount of the monetary assets distributed or to enter into an agreement with the Management Company providing for the Management Company to manage the investment of such monetary assets.

          (e)The Venture shall transfer the stock of Nominee to the Management Company or Participant, as directed by Participant.

          (f) The Management Company shall deliver to the Venturers such files and records, including geologic and seismic data, pertaining to the respective properties distributed to them, as they may request from time to time.

       4.4 Termination. The obligations of the Venturers to pay Management Fees or enter into the new management agreements pursuant to Section 4.3 shall be their several obligations, and the Management Company shall look solely to such several obligations of the distributee Venturers hereunder.

                                  ARTICLE V

                       MONETARY ASSETS AND LIABILITIES
          Accounting. As soon as practicable after the date hereof, the Management Company shall cause an accounting of the Venture to be prepared, and submitted to the Venturers for their approval. The "effective date" of the distribution of all Venture Assets including cash shall be June 1, 1994, and revenues from and expenses of oil and gas properties of the Venture (including the Management Fees which are payable by the Venture but not Management Fees payable by Comdisco on the COG Assets pursuant to Section 3.2) and other income or loss thereafter shall be allocated to the Venturers according to the Venture Assets to be distributed to them pursuant to this Agreement. From June 1, 1994 through September 30, 1994, general and administrative expenses chargeable by the Management Company to the Venture shall be allocated to the Venturers in accordance with their Sharing Ratios. Thereafter, such expenses shall be allocated in accordance with the Venturer's actual use of Management Company services.
          Liabilities of the Venture. As soon as practicable following completion and approval of the accounting, the Management Company shall cause all debts and liabilities of the Venture to be paid in full out of monetary assets of the Venture.
          Payment of Transaction Expenses Other Than Legal Fees. The Management Company shall pay, for the account of the Venture to be borne by the Venturers in accordance with their Sharing Ratios, all expenses of the dissolution of the Venture, including governmental filings referred to in
Section 6.3 and 8.1 hereof, and the expenses reasonably incurred by Comdisco and not paid by COG in concluding the transfer of the COG Assets to COG; provided, however, that any such expenses incurred as a result of a second transfer of the COG Assets by Comdisco to COG, other than expenses that would have been incurred by the Venture and not paid by COG had the COG Assets been sold to COG by the Venture, will be borne by Comdisco.

            Legal Fees. By their signatures hereto, the Venturers consent, for themselves and for the Venture, to the representation of Comdisco by the law firms of Hogan & Hartson LLP and Holme Roberts & Owen LLC, (which have served as counsel to the Venture) in connection with Comdisco's transfer of the COG Assets to COG in exchange for stock of COG. Legal fees for such representation of Comdisco after August 31, 1994, shall be billed to and payable by Comdisco. Comdisco shall reimburse the Venture for 1/3 of the legal fees and disbursements paid by the Venture to such law firms for legal services during August, 1994, provided that such reimbursement shall not exceed $25,000.

           Distribution of Cash. After determining in accordance with Schedule V to this Agreement (the "Valuation Schedule") the value of the COG Assets, the Other Rocky Mountain Properties, and the Gulf Coast Properties distributed to the Venturers, and after paying all expenses of the transaction and liabilities of the Venture, the Management Company shall distribute the remaining monetary assets of the Venture to the Venturers such that: (i) Participant receives 49.9999% of the Venture Assets as of June 1, 1994, plus or minus the amount of monetary and nonmonetary assets attributable to the income or loss allocated to Participant pursuant to the second sentence of
Section 5.1 of this Agreement, and (ii) Comdisco receives 50.0001% of the Venture Assets as of June 1, 1994 plus or minus the amount of monetary and nonmonetary assets attributable to the income or loss allocated to Comdisco pursuant to the second sentence of Section 5.1 of this Agreement. At the time of the final distributions pursuant to the preceding sentence, the Management Company shall deliver a final accounting to the Venturers. The Venturers understand and acknowledge that any special allocations made pursuant to
Section  1.3 of this Agreement and the adjustments effected in accordance with
Section 3.3 and Section 5.5 of this Agreement reflect a downward adjustment in Comdisco's capital account resulting from the resolution of a disagreement between the Venturers with respect to the balance of Comdisco's capital account as of October 1, 1993.
            Contributions by Venturers. In the event that, before or after the Termination Date, there is an unpaid claim against or liability of the Venture which the Management Company determines, subject to the consent of the Venturers, which shall not be unreasonably withheld, should be defended or paid and for either purpose it requires funds in excess of the monetary assets of the Venture, if any, then available to it, the Venturers shall each deliver one-half the funds required to the Management Company within 15 days after the Management Company's request. No Management Fee shall be payable with respect to any such funds.

                                  ARTICLE VI

                      TAX AND OTHER FILINGS AND NOTICES

       6.1 Tax Reporting. The Management Company shall cause a final period tax return to be prepared for the Venture for the period beginning October 1, 1994 through the Termination Date.

       6.2 Withdrawal of Tradename. The Management Company shall cause an Affidavit of Notice of Withdrawal of Tradename of the Venture to be filed on the Termination Date.

       6.3 Other Filings. The Management Company shall cause to be prepared and filed such other filings and reports with governmental agencies as the Management Company, counsel to the Venture, or either of the Venturers determine to be required or advisable in connection with the dissolution of the Venture or the distribution of the Venture Assets, or the transfer of the COG Assets from Comdisco to COG.

       6.4 Notices. The Management Company shall cause to be given such notices to production purchasers, operators, other working interest owners and any other party as the Management Company determines are necessary or desirable in connection with the transactions contemplated by this Agreement.

                                 ARTICLE VII

                               INDEMNIFICATION

       7.1 Venture Participation. Effective as of the Termination Date, each of the Venturers does hereby release the other Venturer, from any claims such Venturer may have with respect to its participation in the Venture or its association with the other Venturer or as a result of the formation, operation and dissolution of the Venture, excepting only claims for contribution in the event a Venturer shall thereafter be subject to claims of a third party for liabilities of the Venture.

       7.2 Breaches of Duty. Effective upon the Termination Date, Participant, the Management Company and the general partners of Participant do hereby release Comdisco, its officers, directors, employees and agents (including without limitation any of these persons acting as a member of the Venture Management Committee) and Comdisco does hereby release Participant, the general partners of Participant, and their respective partners, officers, directors, employees and agents (including without limitation any of these persons acting as a member of the Venture Management Committee), and Comdisco, Participant and the general partners of Participant do hereby release the Management Company and its partners and the respective officers, directors, operating committee members, employees and agents of the Management Company and its partners from any and all claims of liability for any and all breaches of duty occurring on or prior to the Termination Date, including without limitation any claims of liability arising in connection with breaches of duty
(i) by the members of the Venture Management Committee and/or Venturers under the Venture Agreement with respect to the management of the assets of the Venture, the COG Letter of Intent, the Option Agreement, the MOA, any definitive agreement for a transaction contemplated by the MOA and documents or transactions contemplated by this or any such definitive agreement, or (ii) by the Management Company, its partners or members of the Management Company Operating Committee under the Management Agreement.

       7.3 Limited Partners of Participant. Effective upon the Termination Date, Comdisco does and Raymond F. Sebastian by separate instrument shall (collectively with Comdisco "Releasors") waive and release any and all claims, known and unknown, that they or either of them may have as of the date and time they executed the MOA and/or Termination Date against either or both the general partners of Participant and the officers, directors and employees of such general partners (collectively, the "Releasees") in connection with any duties owed by the Releasees to the Releasors as limited partners of Participant or in connection with any other matter relating to or arising by virtue of the fact of the Releasors status as limited partners of Participant.
 Releasors further acknowledge and agree (a) that the alternative transactions contemplated in the MOA were in the best interests of the Venturer, (b) that they are fully aware of all material facts relating to such transactions, and
(c) that they hereby consent to all general partners approving and authorizing the transactions contemplated by Option B in the MOA.

       7.4 Limitation of Releases. The foregoing releases in this Article VII are not intended to and shall not prevent enforcement against the Venturers or the Management Company of their obligations to be performed under this Agreement between September 21, 1994 and the Termination Date.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

          Governmental Approvals. The Venturers shall each use their reasonable efforts to obtain any Governmental Approvals which may be required (including without limitation approvals in connection with filings or reports made pursuant to Section 6.3) and to make in a timely fashion any registrations, declarations or filings, if any, with all other persons required to be made in order to permit each party to execute, deliver and perform its obligations under this Agreement. The parties acknowledge that the consummation and the timing of the transactions contemplated by this Agreement shall be subject to the receipt by each of the parties hereto of all such Governmental Approvals. To the extent the deadlines specified for any of the transactions herein are not met due to circumstances beyond the reasonable control of the parties relating to such Governmental Approvals such deadlines shall be extended until such consents or Governmental Approvals have been obtained.
       8.2 Specific Amendments and Further Assurances. In order to effect the transactions contemplated by this Agreement, each of the parties hereby acknowledges that it may be necessary or desirable to execute certain additional instruments and documents to reflect the substance of the covenants, agreements and understandings set forth in this Agreement, or to cure defects in title to distributed oil and gas properties. Accordingly, each of the parties agrees to reasonably cooperate and to take such actions and to execute such further documents or instruments as may be reasonably necessary or desirable in furtherance of the general provisions and intent of this Agreement. If requested by COG, the Venture and Participant shall execute and deliver to COG, on or before September 28, 1994, quitclaim assignments covering the COG Assets. In addition, the Venture, Participant and the Management Company shall timely execute such certificates as to their lack of knowledge of undisclosed matters, provide such access to and copies of such files and records, provide accountings for the revenues and expenses of the COG Assets from June 1, 1994, and otherwise take such action as may be contemplated or required by the COG Exchange Agreement or reasonably requested by Comdisco in connection with its transfer of the COG Assets to COG pursuant to the COG Exchange Agreement; provided, however, that each of the Venture, the Participant and the Management Company shall not be required to make any statement believed by such party to be untrue or misleading.
       8.3 Assignment of Agreement. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties, except that CEI and CRI may assign their rights hereunder to CI. This Agreement shall be binding upon and inure to the benefit of any assignee permitted hereunder or consented to by the parties.
       8.4 Effect of Agreement. Subject to Section 1.1 and Article IV hereof, applicable provisions of the Venture Agreement and Management Agreement shall continue to govern the affairs of the Venture and the Management Company until the Termination Date, and capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Venture Agreement. Subject with respect to the Management Agreement to the continuing obligations of the Venturers under Section 4.3, and to the provisions of Section 2.6 with respect to the Tax Indemnification Agreement, on the Termination Date the Venture Transaction Documents shall terminate and be of no further force or effect.
       8.5 Notices. All notices, requests, demands, waivers, consents and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery (including delivery by courier), telegram, telex, or facsimile transmission, addressed as follows:

If to Participant, Babcock & Brown Resources I, Inc. or
Nomura Babcock & Brown Resources II, Inc.:

          NBB Energy Partners I, L.P. or
          Babcock & Brown Resources I, Inc. or
          Nomura Babcock & Brown Resources II, Inc.
          2 Harrison Street, 6th Floor
          San Francisco, CA  94705
          Telecopier:  (415) 267-1500

          Attention:  James V. Babcock, Rob Tomczak and Jan Blaustein

     With a copy (which shall not constitute notice) to:

          Holland & Hart
          555 - 17th Street, Suite 2900
          P.O. Box 8749
          Denver, CO  80201
          Telecopier:  (303) 295-8261

          Attention:  Davis O. O'Connor, Esquire

     If to CI, CEI or CRI:

          Comdisco, Inc.
          Comdisco Exploration, Inc. or
          Comdisco Resources, Inc. (as appropriate)
          6111 North River Road
          Rosemont, IL  60018
          Telecopier:  (708) 518-5440

          Attention:  Alan Andreini, Rick Finocchi and Jerry Fitzgerald

     If to the Management Company:

          Duncan Energy Company
          1777 South Harrison Street #P-1
          Denver, CO 80210
          Telecopier:  (303) 759-0902

          Attention:  Ronald G. Spence, President

Any party may change its address for notice purposes by providing a written notice to each of the other parties hereto in accordance with this section. Each notice, demand, request, or communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a telex) the answerback being deemed conclusive (but not exclusive) evidence of such delivery) or at such time as delivery is refused by the addressed upon presentation.
      8.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Colorado, without giving effect to the conflicts of laws provisions thereof.
      8.7 Jurisdiction. In the event that judicial proceedings are required to enforce the arbitration provision of this Agreement or the arbitration provisions of any of the Venture Transaction Documents, or to enforce any judgment rendered under any such arbitration provisions, the parties hereto agree that any such proceeding may be brought in the courts of the state of Colorado and in the United States District Court for the District of Colorado (if applicable subject matter jurisdictional requirements are present), as the enforcing party may elect; and, by execution and delivery of this Agreement, all of the parties hereto consent and submit to such jurisdiction.
      8.8 Arbitration. Any controversy arising out of or relating to this Agreement shall be submitted to arbitration in Denver, Colorado under the provisions of the Colorado Uniform Arbitration Act of 1975, Colorado Revised Statutes 13_22_201 et seq., as it may be amended from time to time and as modified by this Agreement. The parties hereto intend that arbitration shall be the sole remedy available as to matters arbitrable hereunder. Arbitration shall be enforceable by appropriate proceedings at the request of any party.
         Any party requesting arbitration hereunder shall do so not later than three (3) years from the date on which it knew or should have known of the facts giving rise to the claim or dispute which is the subject of the arbitration. Failure to request arbitration within the time limit set forth above shall thereafter bar such claim or dispute in any forum whatsoever. To constitute a timely request for arbitration, such request must be in writing and shall be deemed made when it is deemed given in accordance with the notice provisions of this Agreement.
       When one of the parties calls for arbitration, the controversy shall be determined by a panel of three (3) arbitrators to be selected as follows: the party desiring to arbitrate an issue shall, incident to giving notice of such desire to the other party, also notify the other of the name, address, education and professional or business biography of an arbitrator of its choosing, and the other party shall, within thirty (30) calendar (not business) days after tender of such notice, notify the party desiring arbitration of the name, address, education and professional or business biography of its arbitrator. The two arbitrators shall, within twenty (20) calendar days after the notification of the identity of the second arbitrator, choose a third arbitrator. If any party shall fail to appoint an arbitrator as herein provided, or if the first two arbitrators are unable to agree on a third arbitrator within the time required, either party shall have the right to make application to the Senior Judge of the United States District Court for the District of Colorado, who (acting in an individual and not official capacity) shall appoint such arbitrator. All arbitrators appointed pursuant to this section shall be third-party individuals and shall not be employed by nor regularly receive remuneration from either party other than for arbitration services.
         Except as explicitly set forth in this Section, arbitration hereunder shall be governed by the Colorado Uniform Arbitration Act of 1975, as in effect from time to time. The arbitrators shall determine the rules governing and the rules of procedure and discovery. The action of a majority of the members of the panel of arbitrators shall govern and, unless otherwise agreed by other parties or otherwise set forth in this Agreement, their decision shall be rendered within thirty (30) calendar days from the conclusion of submission of the evidence, shall be in writing and shall be final and binding on the parties, except that it may be appealed in accordance with the standards or review set forth in Colorado Revised Statutes 13_22_214 and 13_22_215.
        Unless otherwise provided by the arbitrators, each party shall pay the fees and expenses of the arbitrator selected by it or appointed for it and one_half of the reasonable fees and expenses of the third arbitrator. All other fees and expenses of each party, including without limitation, the fees and expenses of its counsel, witnesses and others acting for it, shall be paid as determined by the arbitrators.
          Entire Agreement. This Agreement together with the Venture Transaction Documents as modified hereby constitutes the entire understanding among the parties with respect to the matters addressed herein, superseding all negotiations, prior discussions, letters or memoranda of intent or agreement (including specifically the MOA), prior agreements and understandings relating to each such matter.

          Attachments. The exhibits and schedules referred to in this Agreement are hereby incorporated by reference and constitute a part of this Agreement.

           Headings. Section headings in this Agreement are for convenience of reference only, and are not intended to be a part, or to affect the meaning or interpretation, of this Agreement.

          Severability. The invalidity of any one or more provisions hereof or of any other agreement or instrument given pursuant to or in connection with this Agreement shall not affect the remaining portions of this Agreement or any such other agreement or instrument or any part thereof, all of which are inserted conditionally on their being held valid in law; and in the event that one or more of the provisions contained herein or therein should be invalid, or should operate to render this Agreement or any such other agreement invalid, this Agreement and such other agreements and instruments shall be construed as if such invalid provisions had not been inserted.

           Amendment. This Agreement may not be amended and no right hereunder may be waived, except by a writing designated as an amendment or waiver and executed by the party or parties against whom the amendment or waiver is asserted. No waiver of any term, provision or condition of this Agreement shall be construed as a further or continuing waiver of any other term, provision or condition.

      8.14 Execution in Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in any proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of or on behalf of all of the parties.

                                  ARTICLE IX

                                  AUTHORITY
      9.1 Comdisco. CI, CEI and CRI jointly and severally represent and warrant to Participant that

          Their execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action; and

            This Agreement does not conflict with any organizational document, agreement, law, rule or regulation to which any of them is a party or by which any of them is bound; and

           This Agreement is legally binding upon them and enforceable against them in accordance with its terms.

      9.2 Participant. Participant represents and warrants to Comdisco that:

            Its execution, delivery and performance of this Agreement has been duly authorized by all necessary Partnership action;

            This Agreement does not conflict with any organizational document, agreement, law, rule or regulation to which it is a party or by which it is bound; and

          This Agreement is legally binding upon it and enforceable against it in accordance with its terms.

      9.3 Opinions. On or before September 21, 1994 Comdisco and Participant shall each provide to the other opinions of their respective general counsel, in form and substance reasonably satisfactory to the recipient, covering the matters represented by them in Sections 9.1 and 9.2.

      9.4 Certain Fiduciary Matters. The general partners of Participant represent and warrant to Comdisco that to the best of their knowledge no limited partner of Participant has any claim against Participant, the Venture, the Management Company or such general partners of the Participant based on breach of fiduciary duty by the general partners of the Participant that could affect the enforceability of this Agreement against Participant or the Venture or the validity and finality of the distribution of any of the Venture Assets to Comdisco hereunder, and the general partners of the Participant agree to indemnify Comdisco against and hold it harmless from any loss, cost, expense or damage caused by or resulting from any such claim, whether know or unknown to the general partners of the Participant. The indemnification of this
Section 9.4 shall not apply to: (a) any claim concerning a breach of duty by Comdisco to the Venture or the Participant; (b) indirect or consequential losses, costs, expenses or damages incurred by Comdisco; or (c) settlement amounts as to which the general partners of the Participant have reasonably withheld their consent. Comdisco shall cooperate with the general partners of the Participant in the defense of any claim as to which indemnification may be sought under this Section; and the indemnification of this Section 9.4, in terms of attorneys' fees, shall only apply to reasonable expenses of outside counsel of Comdisco.
                                  ARTICLE X

                         GOOD FAITH AND FAIR DEALING

     The Venturers and the Management Company agree to perform their obligations under this Agreement in good faith and in a spirit of fair dealing and to conduct the dissolution of the Venture pursuant to this Agreement in a prudent and businesslike manner.

     IN WITNESS WHEREOF, each of the parties hereto has executed this AGREEMENT AND PLAN OF DISSOLUTION OF NBB OIL & GAS PARTNERS (U.S.A.), as of the date first above written.

     COMDISCO:          COMDISCO, INC., a Delaware corporation


          By:  ____________________________________
          Its:  ______________________________

          COMDISCO RESOURCES, INC., a                Delaware corporation

          By: ____________________________________
          Its:  ______________________________

          COMDISCO EXPLORATION, INC., a                Delaware corporation


          By: ____________________________________
          Its:  ______________________________

STATE OF ______________________     )
          ) ss.
COUNTY OF ____________________     )

     Acknowledged before me this ___ day of _______________, 1994, by _________________________, ________________ of Comdisco, Inc.

     WITNESS my hand and official seal.

     My commission expires:

               ____________________________
               Notary Public

               Address: ____________________
               ____________________________

(SEAL)


STATE OF ______________________     )
          ) ss.
COUNTY OF ____________________     )

     Acknowledged to before me this ___ day of _______________, 1994, by _________________________, ________________ of Comdisco Resources, Inc.

     WITNESS my hand and official seal.

     My commission expires:

               ____________________________
               Notary Public

               Address: ____________________
               ____________________________

(SEAL)

STATE OF ______________________     )
          ) ss.
COUNTY OF ____________________     )

     Acknowledged to before me this ___ day of _______________, 1994, by _________________________, ________________ of Comdisco Exploration, Inc.

     WITNESS my hand and official seal.

     My commission expires:

               ____________________________
               Notary Public

               Address: ____________________
               ____________________________

(SEAL)

     PARTICIPANT AND :     NBB ENERGY PARTNERS I, L.P., a
     ITS GENERAL     Colorado limited partnership
     PARTNERS

          By:     Nomura Babcock & Brown
          Resources II, Inc., a Colorado corporation for itself and as General Partner


          By:  ______________________________

          Its:  _________________________



          By:     Babcock & Brown
                    Resources I, Inc., a Colorado
               corporation for itself and as
                    General Partner

               By:  ______________________________

               Its:  ________________________

STATE OF ______________________     )
          ) ss.
COUNTY OF ____________________     )

     Acknowledged to before me this ___ day of _______________, 1994, by _________________________, ________________ of NBB Energy Partners I, L.P.

     WITNESS my hand and official seal.

     My commission expires:

               ____________________________
               Notary Public

               Address: ____________________
               ____________________________

(SEAL)


STATE OF ______________________     )
          ) ss.
COUNTY OF ____________________     )

     Acknowledged to before me this ___ day of _______________, 1994, by _________________________, ________________ of NBB Energy Partners II, L.P.

     WITNESS my hand and official seal.

     My commission expires:

               ____________________________
               Notary Public

               Address: ____________________
               ____________________________

(SEAL)

       The undersigned acknowledges notice of the foregoing Agreement and Plan of Dissolution, agrees to act as liquidator thereunder in accordance with the terms thereof, and agrees to the modifications of the Management Agreement and its termination as set forth therein, agrees to enter into the new management agreements contemplated by Article IV thereof, joins in the release set forth in Section 7.2 thereof, and generally agrees to be bound by all of the terms thereof applicable to it.


MANAGEMENT         DUNCAN ENERGY COMPANY, a Colorado COMPANY:          general
partnership


          By:
          Date:



STATE OF ______________________     )
          ) ss.
COUNTY OF ____________________     )

     Acknowledged to before me this ___ day of _______________, 1994, by _________________________, ________________ of Duncan Energy Company.

     WITNESS my hand and official seal.

     My commission expires:

               ____________________________
               Notary Public

               Address: ____________________
               ____________________________

(SEAL)




                              INDEX TO SCHEDULES


SCHEDULE I     -     COG ASSETS
SCHEDULE II     -     GULF COAST PROPERTIES
SCHEDULE III     -     LODGEPOLE LEASEHOLD
SCHEDULE IV     -     OTHER ROCKY MOUNTAIN PROPERTIES
SCHEDULE V     -     VALUATION SCHEDULE

                                  SCHEDULE V

                                  VALUATION







I.   COG ASSETS and OTHER
     ROCKY MOUNTAIN PROPERTIES          $54,781,000


II.  GULF COAST PROPERTIES value will be the sum of

     (a) the value of producing properties, valued at the lower of

          (I)  $28,947,000 or

          (ii) the value as of June 1, 1994 determined by the reservoir engineering firm of Miller & Lents under the PV 10 Method, basing the oil calculations on a WTI posted price of $18.50 per barrel with gravity adjustments and gas calculations at the last six month (including August, 1994) average price received for each well, with proved producing properties valued at 100%, proved non-producing at 75% and proved undeveloped at 50% (provided that the Beaumont #2 well shall continue to be classified as proved non-producing) and with Fruge No. 1 well engineering to be done based on production history through November, 1994, and

     (b)  the value of the non-producing properties valued at
          $787,000

III. MONETARY ASSETS - At book value, On June 1, 1994 including as receivables on that date the $1,075,000 payment received on or about July 1, 1994 from Duncan Oil, Inc. with respect to the Dickinson acreage and any other funds received after June 1, 1994, with respect to unbooked receivables as of June 1, 1994 and including as accounts payable any unbooked obligations of the Venture at June 1, 1994 paid after that date.


                              TABLE OF CONTENTS

                                                                         Page
                                                                         ----
RECITALS                                                                    1
ARTICLE I  DISSOLUTION AND TERMINATION OF VENTURE                           5
1.1 Dissolution of Venture                                                  5
1.2 Management Company as Liquidator                                        5
1.3 Capital Account Adjustments and Allocations of Income and Loss          5
1.4 Dissolution Budget                                                      5
ARTICLE II  INITIAL DISTRIBUTIONS OF ASSETS                                 6
2.1 Distributions of the COG Assets to Comdisco                             6
2.2 Distributions of Other Operating Assets to Comdisco and Participant     6
2.3 CONDITION OF PROPERTIES                                                 7
2.4 Comdisco Entities                                                       7
2.5 Contractual Rights and Obligations                                      7
2.6 Termination of Tax Indemnification Agreement                            7
ARTICLE III    PAYMENTS BY COMDISCO                                         7
3.1 Option Payment                                                          7
3.2 Management Fee                                                          7
3.3 Adjustment                                                              7
ARTICLE IV    EFFECT OF DISTRIBUTIONS ON THE MANAGEMENT AGREEMENT           8
4.1 Limitation of Management Company Authority                              8
4.2 Authorization by Venturers                                              8
4.3 Distributed Assets                                                      8
4.4 Termination                                                             9
ARTICLE V    MONETARY ASSETS AND LIABILITIES                               10
5.1 Accounting                                                             10
5.2 Liabilities of the Venture                                             10
5.3 Payment of Transaction Expenses Other Than Legal Fees                  10
5.4 Legal Fees                                                             10
5.5 Distribution of Cash                                                   11
5.6 Contributions by Venturers                                             11
ARTICLE VI    TAX AND OTHER FILINGS AND NOTICES                            11
6.1 Tax Reporting                                                          11
6.2 Withdrawal of Tradename                                                11
6.3 Other Filings                                                          12
6.4 Notices                                                                12
ARTICLE VII    INDEMNIFICATION                                             12
7.1 Venture Participation                                                  12
7.2 Breaches of Duty                                                       12
7.3 Limited Partners of Participant                                        13
7.4 Limitation of Releases                                                 13
ARTICLE VIII    GENERAL PROVISIONS                                         13
8.1 Governmental Approvals                                                 13
8.2 Specific Amendments and Further Assurances                             13
8.3 Assignment of Agreement                                                14
8.4 Effect of Agreement                                                    14
8.5 Notices                                                                14
8.6 Governing Law                                                          16
8.7 Jurisdiction                                                           16
8.8 Arbitration                                                            16
8.9 Entire Agreement.                                                      17
8.10 Attachments.                                                          17
8.11 Headings                                                              17
8.12 Severability                                                          17
8.13 Amendment.                                                            18
8.14 Execution in Counterparts                                             18
ARTICLE IX    AUTHORITY                                                    18
9.1 Comdisco                                                               18
9.2 Participant                                                            18
9.3 Opinions                                                               19
9.4 Certain Fiduciary Matters 1 2                                          19
ARTICLE X    GOOD FAITH AND FAIR DEALING                                   19